Exhibit 23(p)

                                Ultra Series Fund
                                 Code of Ethics
                    Amended and Restated as of March 19, 1997

Introductory Statement

On January 21, 1987, the Board of Trustees of the Ultra Series Fund (the "Fund") adopted a Code of Ethics (the "Code"). The goal of this Code is to safeguard the interests of the Fund shareholders, without incurring unnecessary administrative duplication of existing procedures. Therefore, this Code incorporates sections 4.l, 4.2, and 5.4 of the Policy Against Insider Trading (Policy) adopted October 14, 1994, as amended March 19, 1997, by the Board of the Investment Adviser to the Fund, CIMCO Inc. (CIMCO).

Statement of General Principles

All persons associated with the Fund shall place the interests of the shareholders of the Fund before their own personal interests. All personal securities transactions shall be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of any person's position of trust and responsibility to the Fund. No person associated with the Fund shall take inappropriate advantage of the person's association with the Fund.

Quarterly reports of personal securities transactions shall be completed by each person subject to section 17(j) of the Investment Company Act, for example, a person who:

         "makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company."

Certification of Compliance

Each person who completes a quarterly report of personal securities transactions shall certify annually that:

         - The person has read and understood this Code and recognizes that the person is subject to it.

         - The person has complied with the requirements of this Code and has reported all personal securities transactions required to be reported.

Prohibitions

No person who completes a quarterly report of personal securities transactions may:

         - Acquire any securities of an initial public offering for the person's own account until the seventh calendar day after the offering date and then only at the prevailing market price for bonafide long-term investment in accordance with the person's normal investment practice.

         - Acquire any securities through a private placement for the person's own account without the prior written approval of the majority of the noninterested trustees of the Fund.

         - Accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of the Fund.

         - Serve as a director of a publicly traded company without the prior written approval of the majority of the noninterested trustees of the Fund.

Restricted List

This Code incorporates the provisions of the CIMCO Policy reproduced below:

         "4.1 The Restricted List is the responsibility of the Vice President-Investments. The Restricted List shall include two categories of securities. The first category includes any equity security which CIMCO, on behalf of clients, intends to trade or is trading. The second category includes any security of any company moved from the Watch List to the Restricted List. CIMCO is prohibited from trading in any security in the second category. The list will be kept in a nonpublic place in
                  the custody of a person designated by the Vice President-Investments. The Restricted List will show:

                  -        the date and time the security was added to the list,

                  -        the name of the person who added it,

                  -        the date and time a security was deleted,

                  -        the name of the person who deleted it,

                  - whether the security is in category one, that is, CIMCO is trading or intending to trade the security, or is in category two, that is, CIMCO is prohibited from trading the security.

         4.2 Do not make any trade or recommendation involving any security or any option on a security on the Restricted List for yourself, any member of your family, or any other person, except that you may trade securities in category one for clients of CIMCO. Personal trading is prohibited during the entire time a security is on the Restricted List and for seven calendar days after the security has been removed from the Restricted List. In addition, the quarterly audit will review personal trading within seven days before a security is added to the Restricted List. The Compliance Committee [as defined in the CIMCO Policy] shall determine whether any abuse has occurred. If an abuse has occurred, any profit resulting from the abuse shall be disgorged and any other appropriate action taken. To facilitate review of personal trades, any of which may prove to have been made within seven days before a security is added to the Restricted List, all personnel with authority to make trading decisions on behalf of CIMCO and clients of CIMCO shall document in writing all personal trades, at the time of the trade, indicating why the trade would not be appropriate for CIMCO and its clients. The written documentation shall be filed within 24 hours after making the trade in the Restricted List File."

Quarterly Audits

This Code incorporates the provisions of the CIMCO Policy reproduced below:

     "5.4 A person  designated by the head of Internal Auditing shall conduct an audit within the month following the end of each quarter. Notwithstanding the provisions of section 3.2, the names of companies on the Watch List shall be made available to the auditor for purposes of the quarterly audit. The audit will review quarterly reports of personal securities transactions and compare personal trades to the Restricted List. Any personal trades involving securities restricted at the time of the trade or within the seven calendar days preceding the date a security was added to the Restricted List will be noted. The audit will also review whether securities of companies on the Watch List were traded during the quarter. The results of the audit will be presented to the members of the Compliance Committee."

Board Review

As soon as necessary, but in no event later than the board meeting following the second quarter of 2000, the Board shall review any difficulties encountered in administering this Code, any material violations of this Code, and any changes in applicable laws and regulations. At the time of such review, the Board shall consider the interests of shareholders and shall make any changes necessary to comply with statutory and regulatory changes.

Sanctions

Violation of this Code may subject any person who completes quarterly reports to disciplinary action. The Compliance Committee will report material violations to the Board of Trustees and to regulatory authorities.

                                 Exhibit 23(p)

                            CIMCO INC. CODE OF ETHICS

I.   INTRODUCTION

     CIMCO Inc. is a registered investment advisor. In this role, CIMCO manages other people's money. Accordingly, CIMCO and its employees are held to high ethical standards. These high ethical standards include the following principles:

     1.   At all times to place the interest of clients first;

     2. All personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     3.   Never take inappropriate advantage of their positions;

     4.   To act with  integrity,  competence,  dignity and in an ethical manner
          when  dealing  with  the  public,   clients,   prospects,   employers,
          employees;

     5.   Strive to maintain and improve competence in the profession; and

     6. Use of reasonable care and exercise independent and professional judgment.

II.   PERSONAL TRADING

     In addition to the general principles stated above, federal securities laws impose certain standards on the personal trading activities of all market participants. In particular, all investors are precluded from engaging in insider trading or tipping. Additionally, mutual fund and investment advisor employees are subject to additional regulations that address potential conflicts arising from their personal investment activities. This Code of Ethics describes these standards and regulations. If you have any questions about this Code of Ethics or a specific transaction please contact a member of the Compliance Committee.

     A.   Persons  covered.  All  CIMCO  employees,   their  spouses  and  minor
          children, and certain other individuals identified by the Compliance Committee are subject to this Code of Ethics. ("Covered Persons")

     B. Prohibitions. Covered Persons are prohibited from doing the following for any transaction or account in which they have, or may acquire, any direct or indirect beneficial ownership interest and over which transaction the Covered Person has direct or indirect control:

          1.   Purchasing any securities in an initial public offering;

          2. Purchasing any securities on the Restricted List (the Restricted List is described later in this policy);

          3. Profiting in the purchase and sale or sale and purchase of the same security within 60 calendar days;

          4. Receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of CIMCO or the mutual funds;

          5. Serving on the board of directors of a publicly traded company (absent prior written approval by the Compliance Committee);

          6. Acquiring any security in a private placement transaction (absent prior written approval by the Compliance Committee);

          7. Purchasing a corporate bond or a municipal bond (absent prior written approval by the Compliance Committee);

          8. Trading on material, nonpublic information (If you have any questions whether information is material or nonpublic, we strongly recommend that you do not trade. If for some reason you still believe it is appropriate to trade, we require that you discuss this matter with the Compliance Committee.); and

          9.   Tipping - communicating nonpublic material information to others.

     C.   Procedures. Covered Persons must do the following:

          1. Complete quarterly personal securities transaction reports. The Legal Department will distribute the reports quarterly. The reports must be completed and returned to the Legal Department within ten days after the end of each quarter.

          2. Acknowledge in writing your receipt, review and understanding of this Code of Ethics.

          3. Certify annually that you have complied with the requirements of this Code of Ethics and have disclosed all personal security transactions.

          4. Obtain preclearance from a member of the Compliance Committee of all personal security transactions before making the transaction on the form attached as Exhibit A. The Compliance Committee will issue a response within one business day. The clearance will be effective for five business days.

          5. Disclose all personal security holdings upon commencement of employment and thereafter on an annual basis.

     D.   Exemptions.   The  following   investments  are  not  subject  to  the
          prohibitions set forth in Section II(B)and (C):

          1. Securities issued by the government of the United States or its agencies;

          2.   Bank certificates of deposit;

          3.   Shares of registered open-end investment companies;

          4. Any other transaction specifically approved in writing by the Compliance Committee.

III. Miscellaneous.

     A.   Restricted List.

          A designated CIMCO employee will maintain the restricted list. The restricted list will include all stocks for which CIMCO has a pending buy or sell order (excepted as described below). A stock will remain on the restricted list for seven calendar days after the trade is executed or withdrawn. Anyone who purchases a stock while it is on the restricted list will be directed to sell the stock and disgorge any profits to the United Way of Dane County. Additionally, all portfolio managers are prohibited from buying or selling stock within seven (7) days before a portfolio he/she manages trades in that stock. Issues of stocks with a market capitalization of more than $50 billion will not be included on the restricted list. However, if there is any question as to an issuer's market capitalization exceeding $50 billion, the designated employee is directed to include it on the list.

     B.   Private Placement Information.

          A watch list will be maintained by a designated CIMCO employee. The Watch List will include companies for which the private placement section has current material, nonpublic information. A company will be removed from the Watch List when the designated employee determines the information is no longer material, nonpublic information. The designated employee will also maintain a locked file system to house the material, nonpublic information. The designated employee will control access to the locked filing system.

     C.   The Compliance Committee.

          The Compliance Committee shall consist of three members. One member shall be appointed by the President of CIMCO; one member shall be appointed by the head of internal auditing; and one member shall be appointed by the general counsel.

     D.   Quarterly Audits.

          A person designated by the head of internal auditing shall conduct an audit within the month following the end of each quarter to review compliance with this Code of Ethics. The audit will review quarterly reports of personal securities transactions and compare personal trades to the restricted list. The results of the audit will be presented to the members of the Compliance Committee.

     D.   Sanctions.

          Any violation of this Code of Ethics may subject the person to a recommendation by the Compliance Committee which calls for disciplinary action, dismissal, disgorgement of profits, divestiture of stock, or other appropriate sanctions as determined by the Compliance Committee.

     E.   Reports.

          The Compliance Committee will prepare an annual report to the boards of directors of the mutual funds and investment advisor. The report will include any violations of this policy which required significant remedial action and will contain recommendations for changes, if any, in this policy.

     F.   Amendment.

          The Board of Directors of CIMCO may amend this policy from time to time.

          The market capitalization exemption from the restricted list can be amended by written notice of the Compliance Committee.


                                 Exhibit 23(p)

                          CUNA BROKERAGE SERVICES, INC.
                                 Code of Ethics
                            Adopted September 1, 1997

Introductory Statement
CUNA  Brokerage is adopting  this Code of Ethics to safeguard  the  interests of
CUNA  Brokerage's  customers,   without  incurring  unnecessary   administrative
duplication of existing procedures.

CUNA Brokerage is an affiliated company of CIMCO, a registered investment advisor. CIMCO is sponsoring an Investment Company for which CUNA Brokerage is acting as principal underwriter. This Code of Ethics is adopted to address the requirements of Section 17(j) of the Investment Company Act of 1940, and Rule 17j-1 promulgated in accordance with the Investment Company Act.

Statement of General Policy
All persons associated with CUNA Brokerage shall place the interests of customers before their own personal interests. All personal securities transactions shall be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of any person's position of trust and responsibility to CBS or its affiliated organizations. No person associated with CBS shall take inappropriate advantage of the person's association with CBS.

Quarterly reports of personal securities transactions shall be completed by each person subject to section 17(j) of the Investment Company Act, for example, a person who:

     "makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company."

Certification of Compliance

Each person who completes a quarterly report of personal securities transactions shall certify annually that:

     - The person has read and understands this Code and recognizes that the person is subject to it.

     - The person has complied with the requirements of this Code and has reported all personal securities transactions required to be reported.

Prohibitions
No person who completes a quarterly report of personal securities transactions may:

     - Acquire any securities of an initial public offering for the person's own account until the seventh calendar day after the offering date and then only at the prevailing market price for bonafide long-term investment in accordance with the person's normal investment practice.

     - Acquire any securities through a private placement for the person's own account without the prior written approval of CBS.

     - Accept any gift or other thing of more than de minimus value from any person or entity that does business with or on behalf of CBS.

     - Serve as a director of a publicly traded company without the prior written approval of CBS.

Restricted List
This Code incorporates the provisions of the CIMCO Policy reproduced below:

     "4.1 The  Restricted  List  is  the   responsibility  of  the  Senior  Vice
          President. The Restricted List shall include two categories of securities. The first category includes any equity security which CIMCO, on behalf of clients, intends to trade or is trading. The second category includes any security of any company moved from the Watch List [as defined in the CIMCO policy] to the Restricted List. CIMCO is prohibited from trading in any security in the second category. The list will be kept in a nonpublic place in the custody of a person designated by the Senior Vice President. The Restricted List will show:

          -    the date and time the security was added to the list,

          -    the name of the person who added it,

          -    the date and time a security was deleted,

          -    the name of the person who deleted it,

          - whether the security is in category one, that is, CIMCO is trading or intending to trade the security, or is in category two, that is, CIMCO is prohibited from trading the security.

     4.2 Do not make any trade or recommendation involving any security or any option on a security on the Restricted List for yourself, any member of your family, or any other person, except that you may trade securities in category one [as defined in hte CIMCO policy] for clients of CIMCO. Personal trading is prohibited during the entire time a security is on the Restricted List and for seven calendar days after the security has been removed from the Restricted List. In addition, the quarterly audit will review personal trading within seven days before a security is added to the Restricted List. The Compliance Committee [as defined in the CIMCO Policy] shall determine whether any abuse has occurred. If an abuse has occurred, any profit resulting from the abuse shall be disgorged and any other appropriate action taken. To facilitate review of personal trades, any of which may prove to have been made within seven days before a security is added to the Restricted List, all personnel with authority to make trading decisions on behalf of CIMCO and clients of CIMCO shall document in writing all personal trades, at the time of the trade, indicating why the trade would not be appropriate for CIMCO and its clients. The written documentation shall be filed within 24 hours after making the trade in the Restricted List File."

Quarterly Audits
This Code incorporates the provisions of the CIMCO Policy reproduced below:

     "5.4 A person  designated by the head of Internal Auditing shall conduct an audit within the month following the end of each quarter. Notwithstanding the provisions of section 3.2, the names of companies on the Watch List shall be made available to the auditor for purposes of the quarterly audit. The audit will review quarterly reports of personal securities transactions and compare personal trades to the Restricted List. Any personal trades involving securities restricted at the time of the trade or within the seven calendar days preceding the date a security was added to the Restricted List will be noted. The audit will also review whether securities of companies on the Watch List were traded during the quarter. The results of the audit will be presented to the members of the Compliance Committee."

Board Review
The Board shall review any difficulties encountered in administering this Code, any material violations of this Code, and any changes in applicable laws and regulations. At the time of such review, the Board shall consider the interests of customers and shall make any changes necessary to comply with statutory and regulatory changes.

Exceptions
All Directors, Officers and Advisory Persons, as defined in Rule 17j-1, who are subject to a similar Code of Ethics and reporting requirement, are not required to make quarterly reports to CUNA Brokerage. This exception specifically applies to Directors, Officers and Advisory Persons of CUNA Brokerage Services subject to the Code of Ethics adopted by CIMCO and/or Ultra Series Fund.

Sanctions
Violation of this Code may subject any person who completes quarterly reports to disciplinary action. The Compliance Officer will report material violations to the Board and to regulatory authorities.